Exhibit 99.9

PROXY
FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
OF
TOTTENHAM ACQUISITION I LIMITED
TO BE HELD ON [*], 2020

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned shareholder of Tottenham Acquisition I Limited, a British Virgin Islands company (“Tottenham”), hereby appoints Jason Ma (the “Proxy”), with the full power and authority to act as proxy of the undersigned and with full power of substitution, to vote all ordinary shares, par value $0.0001 per share, of Tottenham (the “Ordinary Shares”) which the undersigned may be entitled to vote at the extraordinary general meeting of shareholders of Tottenham to be held on [*], 2020 at 10:00 a.m., Hong Kong Time, and at any adjournments or postponements thereof. Due to the COVID-19 pandemic, Tottenham will be holding the Extraordinary General Meeting via teleconference using the following dial-in information:

US Toll Free	1-888-433-2831
International Toll	1-719-955-2379
Participant Passcode	441090

Such Ordinary Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxy’s discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement/prospectus and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” EACH PROPOSAL. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

PRELIMINARY COPY – NOT FOR USE

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY
IN THE ENCLOSED ENVELOPE

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☑

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 3, 4 AND 5.

PROPOSAL 1:	To approve the merger of Tottenham with and into Chelsea Worldwide Inc. or PubCo, its wholly owned Delaware subsidiary, with PubCo surviving the merger. The merger will change Tottenham’s place of incorporation from British Virgin Islands to Delaware. We refer to the merger as the Reincorporation Merger. This proposal is referred to as the “Reincorporation Merger Proposal” or “Proposal No. 1.”

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 2:	To approve the authorization for PubCo’s board of directors to complete the merger of Creative Worldwide Inc. or Merger Sub into Clene Nanomedicine, Inc. or Clene, resulting Clene becoming a wholly owned subsidiary of PubCo. We refer to the merger as the Acquisition Merger. This proposal is referred to as the “Acquisition Merger Proposal” or “Proposal No. 2.”

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 3:	To approve PubCo’s 2020 Equity Incentive Plan. This proposal is referred to as the “Incentive Plan Proposal” or “Proposal 3.”

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 4:	To approve PubCo’s 2020 Employee Stock Purchase Plan. This proposal is referred to as the “ESPP Plan Proposal” or “Proposal 4.”

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 5:	To approve the adjournment of the extraordinary general meeting in the event Tottenham does not receive the requisite shareholder vote to approve the Business Combination. This proposal is called the “Business Combination Adjournment Proposal” or “Proposal 5”.

☐ FOR	☐ AGAINST	☐ ABSTAIN

IN THEIR DISCRETION THE PROXY IS AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.

This proxy is revocable and the undersigned may revoke it at any time prior to the Extraordinary General Meeting of Shareholders by giving written notice of such revocation to the Secretary of the Company prior to the Extraordinary General Meeting of Shareholders or by filing with the Secretary of the Company prior to the Extraordinary General Meeting of Shareholders a later-dated proxy. Should the undersigned be present and want to vote in person at the Extraordinary General Meeting of Shareholders, or at any postponement or adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the Extraordinary General Meeting of Shareholders.

To change the address on your account, please check the box and indicate your new address in the address space provided below o

SHAREHOLDER’S SIGNATURE

Signature of Shareholder	Date
Address

Signature of Shareholder	Date
Address

Note:  Please sign exactly as your name or names appear on this proxy. When Ordinary Shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

IMPORTANT: PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

PRELIMINARY COPY – NOT FOR USE

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